EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Legacy Reserves LP
Midland, Texas

We hereby consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-194999 and 333-197370) and Form S-8 (No. 333-204917) of Legacy Reserves LP of our reports dated February 26, 2016, relating to the consolidated financial statements and the effectiveness of Legacy Reserves LP's internal control over financial reporting appearing in the Partnership's annual report on Form 10-K for the year ended December 31, 2015.

/s/ BDO USA, LLP
Houston, Texas

February 26, 2016